EXHIBIT 21

REGISTRANT’S SUBSIDIARIES

The following table sets forth, at November 24, 2015, the Registrant’s significant operating subsidiaries and other associated companies and their respective incorporation jurisdictions. The Registrant owns 100% of the voting securities of each of the subsidiaries listed below. There are no subsidiaries not listed in the table, which would, in the aggregate, be considered significant.

Active Subsidiaries	State of Incorporation

Beacon Sales Acquisition, Inc.	Delaware
Beacon Canada, Inc.	Delaware
Beacon Roofing Supply Canada Company	Nova Scotia
CDRR Investors, Inc.	Delaware
CDRR Holding, Inc.	Delaware
Roofing Supply Group, LLC	Delaware
Roofing Supply, LLC	Delaware
Austin Roofer’s Supply, LLC	Delaware
Dallas-Fort Worth Roofing Supply, LLC	Delaware
Fort Worth Roofing Supply, LLC	Delaware
Roofing Supply of Arizona, LLC	Delaware
Las Vegas Roofing Supply, LLC	Delaware
Roofing Supply Group – California, LLC	Delaware
Roofing Supply Group of Oklahoma, LLC	Delaware
Roofing Supply Group Orlando, LLC	Delaware
Roofing Supply Group – Fresno, LLC f/k/a Roofing Supply of Northern California, LLC	Delaware
Roofing Supply Transportation, LLC	Delaware
Roofing Supply of Arizona – East Valley, LLC	Delaware
Roofing Supply of Arizona – Tucson, LLC	Delaware
Roofing Supply Group – Southern California, LLC	Delaware
Roofing Supply Group – Bay Area, LLC (f/k/a Roofing Supply Group – Vallejo, LLC)	Delaware
Roofing Supply of Colorado, LLC	Delaware
Roofing Supply Group–Kansas City, LLC	Delaware
North Louisiana Roofing Supply, LLC	Delaware
Roofing Supply Group - Louisiana, LLC	Delaware
Roofing Supply Group – Omaha, LLC	Delaware
Roofing Supply of New Mexico, LLC	Delaware
Roofing Supply of Tennessee, LLC	Delaware
Roofing Supply of Nashville, LLC	Delaware
Roofing Supply Group St. Louis, LLC	Delaware
Roofing Supply Group of Cleveland, LLC	Delaware
Roofing Supply Group of Pittsburgh, LLC	Delaware
Roofing Supply Group Utah, LLC	Delaware
Roofing Supply Group San Diego, LLC	Delaware
Roofing Supply Group of Columbus, LLC	Delaware
Roofing Supply of Atlanta, LLC	Delaware
Roofing Supply of Charlotte, LLC	Delaware
Roofing Supply Group-Greensboro, LLC	Delaware
Roofing Supply Group – Cincinnati, LLC	Delaware
Roofing Supply of Columbia, LLC	Delaware
Roofing Supply Group of Virginia, LLC	Delaware
Roofing Supply Group – Tampa, LLC	Delaware
Roofing Supply Group – Polk County, LLC	Delaware
Roofing Supply Group – Raleigh, LCC	Delaware
Roofing Supply Group – Kentucky, LLC	Delaware
Roofing Supply Group (Texas), Inc.	Delaware
Roofing Supply Finance, Inc.	Delaware
Roofing Supply Group – Washington, LLC	Delaware
Roofing Supply Group – Alabama, LLC	Delaware
Roofing Supply Group – Tuscaloosa, LLC	Delaware